Exhibit 99.7

From:	David Yanovich

Cra 10 No. 82-35

Apt. 1302

Bogotá, Colombia

To:	Procaps Group, S.A.

9 rue de Bitbourg, L-1273

R.C.S. Luxembourg: B253360

Grand Duchy of Luxembourg

(“Procaps”)

Re: Consent to be Named as a Director Nominee

Dear Sirs,

In connection with the filing by Procaps of the Registration Statement on Form F-4 (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), I hereby consent, pursuant to Rule 438 of the Securities Act, to being named as a nominee to the board of directors of Procaps in the Registration Statement and any and all amendments and supplements thereto. I also consent to the filing of this consent as an exhibit to such Registration Statement and any amendments thereto.

Yours faithfully,

[Signature page follows]

Executed in Bogotá, Colombia on August 16, 2021.

/s/ David Yanovich
By: David Yanovich
Cra 10 No. 82-35
Apt. 1302
Bogotá, Colombia